SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) April 10, 1997


                DEAN WITTER REALTY INCOME PARTNERSHIP IV, L.P.
            (Exact name of registrant as specified in its charter)


          Delaware                         0-18147               13-3378315
(State or other jurisdiction             (Commission          (I.R.S. Employer
    of incorporation)                    File Number)      Identification No.)


  Two World Trade Center, New York, New York                       10048
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code          (212) 392-1054



         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Pursuant to an agreement dated as of February 28, 1997, Lake Colorado Associates (which is owned 56% by the Partnership and 44% by L.S. Lake Associates, which is owned by affiliates of the Managing General Partner), agreed to sell the Pasadena Financial property to Spieker Properties, L.P., an unaffiliated party, for a negotiated sales price of $26,700,000.

The closing of the sale took place on April 10, 1997. The purchase price was received in cash at closing. The Partnership received approximately $14.7 million of such cash, representing its 56% share of the cash received by Lake Colorado Associates net of closing costs.

Item 7.  Financial Statements and Exhibits

(b)   Pro Forma Financial Information

      (2) Pro Forma Consolidated Balance Sheet at December 31, 1996 and Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996.

(c)   Exhibits

      (2) Purchase and Sale Agreement dated as of February 28, 1997 between Lake Colorado Associates as Seller and Spieker Properties, L.P. as Buyer.

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 DEAN WITTER REALTY INCOME PARTNERSHIP
                                   IV, L.P.

                           By:   Dean Witter Realty Income Properties IV,
                                   Inc.
                                 Managing General Partner



                           By:   /s/E. Davisson Hardman, Jr,
                                 E. Davisson Hardman, Jr.
                                 President




Date:  April 24, 1997

                       Dean Witter Realty Income Partnership IV, L.P.
                            Pro Forma Consolidated Balance Sheet
                                      December 31, 1996


The following unaudited pro forma balance sheet has been presented as if the Pasadena Financial Center property were sold on December 31, 1996. The pro forma adjustments reflect the cash proceeds from the sale and the elimination of the carrying value of the property, accumulated depreciation, net deferred leasing commissions and other assets and liabilities relating to the property sold.

                                                           Pro Forma
                                        Historical        Adjustments          Pro Forma
ASSETS

  Cash and cash equivalents           $ 56,199,072      $ 14,736,966        $ 70,936,038

  Real estate held for sale             20,322,459       (20,322,459)              -

  Investments in joint ventures         36,899,178              -             36,899,178

  Deferred leasing commissions, net        567,184          (567,184)              -

  Other assets                           1,458,903        (1,331,584)            127,319
                                      $115,446,796      $ (7,484,261)       $107,962,535



LIABILITIES AND PARTNERS' CAPITAL

  Accounts payable and
    accrued liabilities               $    268,202      $   (119,214)       $    148,988

  Minority interest in
    consolidated joint ventures         26,649,540       (10,392,710)         16,256,830
                                        26,917,742       (10,511,924)         16,405,818

    Partners' capital                   88,529,054         3,027,663          91,556,717

                                      $115,446,796      $ (7,484,261)       $107,962,535



/TABLE

                       Dean Witter Realty Income Partnership IV, L.P.
                         Pro Forma Consolidated Statement of Income
                                Year ended December 31, 1996


The following unaudited pro forma consolidated statement of operations has been presented as if the Pasadena Financial Center property were sold as of the beginning of fiscal year 1996. The pro forma adjustments reflect the elimination of rental and other revenues, property operating expenses, depreciation and amortization, and the minority interest's share of income relating to the property sold. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.

                                                     Pro Forma
                                  Historical        Adjustments          Pro Forma
Revenues:

  Rental                        $ 8,669,237        $(3,611,215)       $ 5,058,022
  Equity in earnings of
   joint ventures                 3,041,184               -             3,041,184
  Gain on sale real estate        3,169,132               -             3,169,132
  Interest and other                306,055            (16,063)           289,992
                                 15,185,608         (3,627,278)        11,558,330

Expenses:

  Property operating              1,414,012         (1,380,386)            33,626
  Depreciation                    2,312,930           (736,420)         1,576,510
  Amortization                      130,853            (23,893)           106,960
  General and administrative        596,945               -               596,945
                                  4,454,740         (2,140,699)         2,314,041

Income before minority
  interests                      10,730,868         (1,486,579)         9,244,289

Minority interests                2,752,978           (654,095)         2,098,883

Net income                      $ 7,977,890        $  (832,484)       $ 7,145,406

Net income per Unit of Limited
  Partnership interest          $     24.32        $     (2.46)       $     21.86
/TABLE

                DEAN WITTER REALTY INCOME PARTNERSHIP IV, L.P.

                                 Exhibit Index




Exhibit
  No.                    Description

  (2)                    Purchase and Sale
                         Agreement dated as of
                         February 28, 1997
                         between Lake Colorado
                         Associates as Seller and
                         Spieker Properties, L.P.
                         as Buyer.



































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